Exhibit 99.1

PRESS RELEASE

INVESTOR CONTACT:

Jessica Kourakos

Synopsys, Inc.

650-584-1901

EDITORIAL CONTACT:

Yvette Huygen

Synopsys, Inc.

650-584-4547

Synopsys Posts Financial Results for

First Quarter of Fiscal 2004

MOUNTAIN VIEW, Calif. February 23, 2004—Synopsys, Inc. (Nasdaq: SNPS), the world leader in semiconductor design software, today reported its results for the first quarter ended January 31, 2004.

For the quarter, Synopsys reported revenue of $285.3 million, a 6% increase over revenue of $268.1 million in the first quarter of fiscal 2003. Pro forma net income was $54.3 million, or $0.33 per share, in the quarter compared to pro forma net income of $52.5 million, or $0.34 per share, in the first quarter of fiscal 2003.

On a generally accepted accounting principles (GAAP) basis, for the first quarter of fiscal 2004 net income was $32.2 million, or $0.19 per share, compared to net income of $34.4 million, or $0.22 per share, for the first quarter of fiscal 2003.

Per share data for the periods presented reflects the Company’s two-for-one stock split completed on September 23, 2003. Pro forma net income and net income on a GAAP basis are reconciled under “GAAP Reconciliation” below.

In a separate announcement today, Synopsys announced the acquisitions of Monolithic System Technology, Inc. (MoSys) and Accelerant Networks.

“Against an economic backdrop that is showing promise for the second half of the year,” said Aart de Geus, Chairman and Chief Executive Officer of Synopsys, “we have forcefully moved the ball forward in our core technologies, as well as in our new growth areas. We feel confident that Synopsys is positioned first in line with customers as spending continues to pick up.”

Financial Outlook

Synopsys also announced its operating model targets for the second quarter of fiscal 2004 and revised targets for the full-year, assuming the timely closing of the pending acquisition of MoSys, announced today, and the pending acquisition of assets of Analog Design Automation, Inc., and taking into account the acquisitions of Accelerant Networks, Inc. and certain test-related assets of iRoC Technologies S.A., increased investment by Synopsys in certain business initiatives and the full-year impact of adverse changes in the dollar-Euro exchange rate. The acquisitions described above are discussed in a separate press release issued by Synopsys today.

The following targets are forward-looking and based on current expectations. For a discussion of factors that could cause actual results to differ materially from these targets, see “Forward-Looking Statements” below.

Second Quarter of Fiscal 2004 Targets:

•	Revenue: $285 million—$300 million

•	Pro forma expenses: $214 million—$221 million

•	Other income and expense: ($1.0) million—$2.0 million

•	Fully diluted outstanding shares: 160 million—168 million

•	GAAP tax rate applied to pro forma and net income calculation: 31%

•	Pro forma earnings: $0.31—$0.35 per share

•	Upfront licenses as a percentage of product bookings: 30%, plus or minus 5%

Fiscal Year 2004 targets:

•	Orders: Greater than $1.4 billion

•	Revenue: $1.200 billion—$1.250 billion

•	Pro forma earnings: $1.30- $1.40 per share

•	Upfront licenses as a percentage of product bookings: 25%, plus or minus 5%

Effectiveness of Guidance

The targets set forth above represent the Company’s expectations only as of the date of this release and assume the timely completion of the acquisitions of MoSys and Analog Design Automation. Although this release will remain available on the Company’s website, its continued availability does not indicate that the Company is reaffirming or confirming its continued validity. The Company does not currently intend to report on its progress during the second quarter of fiscal 2004 or comment to analysts or investors on, or otherwise update, such targets until it releases its quarterly results in May 2004.

GAAP Reconciliation

Pro forma net income is a non-GAAP financial measure under Section 244.101 of Regulation G. This measure consists of GAAP net income excluding, as applicable, amortization of intangible assets and deferred stock compensation, in-process research and development charges, integration and other acquisition-related expenses, facilities realignment charges and continuing charges relating to the Company’s workforce realignment announced in the fourth quarter of fiscal 2003. Intangible assets consist primarily of purchased technology, contract rights intangible, customer-installed base/relationships, trademarks and tradenames, covenants not to compete and customer backlog. Pro forma net income is reduced by the amount of additional taxes that the Company would accrue if it used pro forma results instead of GAAP results to calculate the Company’s tax liability.

The Company’s management evaluates and makes operating decisions primarily based on the bookings and revenues of its core software and services business operations and the direct, ongoing and recurring costs of those operations such as cost of revenues and research and development, sales and marketing and general and administrative expenses. Management does not believe amortization of intangible assets and deferred stock compensation, in-process research and development charges, integration and other acquisition-related expenses and workforce realignment charges are ordinary, ongoing and recurring operating charges for the Company’s core software and services business operations. Therefore, management calculates the non-GAAP financial measures used in this earnings release excluding these charges and uses these non-GAAP financial measures to enable it to analyze better and more consistently the period-to-period financial performance of its core business operations. Management believes that although it is important for investors to understand GAAP measures, providing investors with these non-GAAP measures gives investors additional important information to enable them to assess, in a way management assesses, Synopsys’ current and future continuing operations.

Reconciliation of First Quarter Results

The following table reconciles the specific items excluded from GAAP in the calculation of pro forma net income for the periods shown below:

Income Statement Reconciliation

	Three Months Ended January 31,
(in thousands)	2004	2003
Net income on a GAAP basis	$32,152	$34,385
Amortization of intangible assets and deferred stock compensation	34,484	28,783
Work force realignment charges resolved at a lower cost than estimated	(1,141)	—
Facilities realignment charges	1,772	—
Tax effect	(12,947)	(10,701)

Net income on a pro forma basis	$54,320	$52,467

Income Statement Reconciliation per Share

	Three Months Ended January 31,
(in thousands, except per share data)	2004	2003
Diluted earnings per share on a GAAP basis	$0.19	$0.22
Amortization of intangible assets and deferred stock compensation per share	0.21	0.19
Work force realignment charges resolved at a lower cost than estimated per share	(0.01)	—
Facilities realignment charges per share	0.01	—
Tax effect per share	(0.07)	(0.07)

Earnings per share on a pro forma basis	$0.33	$0.34

Shares used on calculation—GAAP	165,864	153,278
Shares used in calculation—pro forma	165,864	153,278

Reconciliation of Target Operating Results

The Company completed the acquisition of Accelerant Networks on February 20, 2004 and the acquisition of certain assets of iRoC Technologies on February 23, 2004. The acquisitions of Analog Design Automation and MoSys are pending with the completion of these transactions being subject to regulatory and other conditions. At this time certain acquisition-related charges and expenses, such as amortization of intangible assets and deferred stock compensation, in-process research and development and integration and other acquisition-related expenses, which are included in GAAP expenses but which the Company would normally exclude from its pro forma expense and earnings calculations, cannot reasonably be estimated. As a result and as permitted by Regulation G, the Company has not included a reconciliation of the target pro forma expenses and earnings per share to their GAAP equivalents for either the second quarter or full-year fiscal 2004 in this release. However, the Company is including in the following tables the impact on the pro forma expense and earnings targets of known charges and expenses that have been excluded from these targets. Investors should be aware that actual GAAP expenses will be higher, and GAAP earnings lower, than the amounts shown below because the currently unknown acquisition-related charges and expenses for the transactions mentioned in this release, when determined, will be included in GAAP expenses.

Information regarding Target Expenses

	Range for Three Months Ending April 30, 2004
(in thousands)	Low	High
Target expenses on a proforma basis	$214,000	$221,000
Estimated impact of known amortization of intangible assets and deferred stock compensation	31,000	33,000
Estimated impact of known facility realignment charges	1,000	2,000

Target expenses on an adjusted basis	$246,000	$256,000

Information regarding Target Earnings Per Share

	Range for Three Months Ending April 30, 2004
	Low	High
Target earnings per share on a pro forma basis	$0.31	$0.35
Estimated impact of known amortization of intangible assets and deferred stock compensation per share, net of tax effect	(0.14)	(0.15)
Estimated impact of known facility realignment charges per share, net of tax effect	(0.01)	(0.01)

Target earnings per share on an adjusted basis	$0.16	$0.19

Information regarding Target Earnings Per Share

	Range for Fiscal Year Ending October 31, 2004
	Low	High
Target earnings per share on a pro forma basis	$1.30	$1.40
Estimated impact of known amortization of intangible assets and deferred stock compensation per share, net of tax effect	(0.47)	(0.48)
Estimated impact of known facility realignment charges per share, net of tax effect	(0.01)	(0.01)

Target earnings per share on an adjusted basis	$0.82	$0.91

The Company will include final financial statements for the first quarter of fiscal 2004 with its Quarterly Report on Form 10-Q to be filed in March 2004.

Additional Financial Information Available on Synopsys Website

In connection with the issuance of this earnings release, Synopsys is making available to investors supplemental financial information, which can be found on Synopsys’ website at http://www.synopsys.com/corporate/invest/finsupp/supldis_q104.pdf. Synopsys currently intends to provide this information on a quarterly basis.

Earnings Call Open to Investors

Synopsys will hold a conference call for financial analysts and investors today at 2:00 p.m., Pacific Time. A live webcast of the call will be available at Synopsys’

corporate website at http://www.synopsys.com/corporate/invest/invest.html. A recording of the call will be available by calling 1-800-475-6701 (320-365-3844 for international callers), access code 720419, beginning at 5:30 p.m. Pacific Time today. A webcast replay will also be available at http://www.synopsys.com/corporate/invest/invest.html from approximately 5:30 p.m. Pacific Time today through the time of the announcement of the Company’s results for the second quarter of fiscal 2004 in May 2004. Finally, Synopsys will post copies of the prepared remarks of Aart de Geus, Chairman and Chief Executive Officer, and Steve Shevick, Chief Financial Officer, on its website at http://www.synopsys.com/corporate/invest/invest.html following the call.

About Synopsys

Synopsys, Inc. (Nasdaq: SNPS) is the world leader in electronic design automation (EDA) software for semiconductor design. The Company delivers technology-leading semiconductor design, verification platforms and IC manufacturing software products to the global electronics market, enabling the development and production of complex systems-on-chips (SoCs). Synopsys also provides intellectual property and design services to simplify the design process and accelerate time-to-market for its customers. Synopsys is headquartered in Mountain View, California, and has more than 60 offices located throughout North America, Europe, Japan and Asia. Visit Synopsys online at http://www.synopsys.com.

Forward-Looking Statements

The sections of this earnings release entitled “Financial Outlook” and “GAAP Reconciliation” contain forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. Actual results could differ materially from those described by these statements due to a number of factors, including but not limited to:

•	weakness or continued budgetary caution in the semiconductor or electronic systems industries;

•	lower-than-expected research and development spending by semiconductor and electronic systems companies;

•	lower-than-anticipated purchases or delays in purchases of software or consulting services by the Company’s customers;

•	lower-than-anticipated new IC design starts;

•	increasing competition in the market for the Company’s products and services;

•	failure to continue to improve the Company’s existing products, including continued integration of its products in the Galaxy Design and Discovery Verification platforms, which could cause the Company to lose sales or could reduce the Company’s operating margins;

•	failure of pending acquisitions to close for any reason;

•	difficulties in the ongoing integration of the products and operations of acquired companies or assets, including Numerical Technologies, Inc., Accelerant Networks, iRoC Technologies, and if closed, MoSys and Analog Design Automation into the Company’s products and operations;

•	lower-than-expected sales or greater-than-expected expenses relating to the Analog Design Automation, Accelerant Networks, iRoC Technologies, and MoSys acquisitions;

•	unexpected changes in the mix of time-based licenses and upfront licenses;

•	adverse variations from currently projected customer payment terms; and

•	continued downward pressure on maintenance orders, adversely affecting the Company’s future level of services revenue.

In addition, the Company’s actual expenses on a GAAP basis will be higher, and GAAP earnings will be lower, for the second quarter and full-year fiscal 2004 following the Company’s determination of charges and expenses relating to amortization of intangible assets and deferred stock compensation, in-process research and development and integration and other acquisition-related expenses for the Accelerant Networks and iRoC Technologies acquisitions and the contemplated MoSys and Analog Design Automation acquisitions. Finally, the Company’s actual expenses and earnings per share on a GAAP basis for the second quarter and full-year fiscal 2004 could differ materially from the targets stated under “Financial Outlook” above for a number of reasons, including a determination by the Company that any portion of its intangible assets have become impaired, changes in deferred stock compensation expenses caused by employee terminations, and integration and other acquisition-related expenses, amortization of additional intangible assets and deferred stock compensation associated with additional acquisitions, if any.

For further discussion of these and other factors that may cause results to differ from those projected in this release, readers are referred to documents Synopsys has filed with the Securities and Exchange Commission, specifically the section contained in Part III, Item 7 of Synopsys’ Annual Report on Form 10-K for the fiscal year ended October 31, 2003 filed with the SEC on January 29, 2004 entitled “Factors That May Affect Future Results”. Synopsys is under no obligation to (and expressly disclaims any such obligation to) update or alter these forward-looking statements whether as a result of new information, future events or otherwise.

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Synopsys is a registered trademark of Synopsys, Inc. All other trademarks mentioned in this release are the intellectual property of their respective owners.

SYNOPSYS, INC.

Pro Forma Unaudited Condensed Consolidated Statements of Income (1)

Impact of Pro Forma Adjustments on Reported Net Income

(in thousands, except per share data)

	Three Months Ended January 31, 2004 (2)			Three Months Ended January 31, 2003 (2)
	GAAP	Adjustments	Pro Forma	GAAP	Adjustments	Pro Forma
Revenue:
Upfront license	$59,490	—	$59,490	$54,520	—	$54,520
Service	55,176	—	55,176	72,387	—	72,387
Time-based license	170,598	—	170,598	141,229	—	141,229

Total revenue	285,264	—	285,264	268,136	—	268,136
Cost of revenue:
Upfront license	7,426	197	7,623	3,753	—	3,753
Service	23,573	—	23,573	22,020	—	22,020
Time-based license	4,883	—	4,883	12,786	—	12,786
Amortization of intangible assets and deferred stock compensation	25,240	(25,240)	—	19,903	(19,903)	—

Total cost of revenue	61,122	(25,043)	36,079	58,462	(19,903)	38,559

Gross margin	224,142	25,043	249,185	209,674	19,903	229,577

Operating expenses:
Research and development	70,337	483	70,820	67,269	—	67,269
Sales and marketing	70,746	371	71,117	71,238	—	71,238
General and administrative	29,137	(1,682)	27,455	22,551	—	22,551
Amortization of intangible assets and deferred stock compensation	9,244	(9,244)	—	8,880	(8,880)	—

Total operating expenses	179,464	(10,072)	169,392	169,938	(8,880)	161,058

Operating income	44,678	35,115	79,793	39,736	28,783	68,519
Other (expense) income, net	(1,069)	—	(1,069)	9,210	—	9,210

Income before provision for income taxes	43,609	35,115	78,724	48,946	28,783	77,729
Provision for income taxes	11,457	12,947	24,404	14,561	10,701	25,262

Net income	$32,152	$22,168	$54,320	$34,385	$18,082	$52,467

Basic earnings per share:
Net income per share	$0.21		$0.35	$0.23		$0.35

Weighted-average common shares	156,316		156,316	148,130		148,130

Diluted earnings per share:
Net income per share	$0.19		$0.33	$0.22		$0.34

Weighted-average common shares and equivalents	165,864		165,864	153,278		153,278

(1)	The Company’s fiscal year and first quarter ends on the Saturday nearest to October 31 and January 31, respectively. For presentation purposes, the unaudited condensed consolidated financial statements refer to a calendar month end.

(2)	All common share and per share data for all periods presented are adjusted to reflect the Company’s two-for-one stock split completed on September 23, 2003.

SYNOPSYS, INC.

United Condensed Consolidated Balance Sheets (1)

(in thousands, except per share data)

	January 31, 2004	October 31, 2003
ASSETS:
Current assets:
Cash and cash equivalents	$412,728	$524,308
Short-term investments	205,040	174,049

Total cash, cash equivalents and short-term investments	617,768	698,357
Accounts receivable, net of allowances of $9,896 and $8,295, respectively	194,386	200,998
Deferred income taxes	271,739	248,425
Income taxes receivable	71,471	72,124
Prepaid expenses and other current assets	29,419	19,302

Total current assets	1,184,783	1,239,206
Property and equipment, net	186,530	184,313
Long-term investments	8,316	8,595
Goodwill, net	550,912	550,732
Intangible assets, net	252,401	285,583
Other assets	48,469	38,924

Total assets	$2,231,411	$2,307,353

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable, accrued liabilities and current portion of long-term debt	$149,388	$204,226
Accrued income taxes	179,635	201,855
Deferred revenue	415,803	398,878

Total current liabilities	744,826	804,959
Deferred compensation and other liabilities	55,565	47,390
Long-term deferred revenue	18,284	21,594
Stockholders’ equity (2):
Common stock, $0.01 par value; 400,000 shares authorized; 155,684 and 155,837 shares outstanding, respectively	1,560	1,560
Additional paid-in capital	1,232,577	1,198,421
Retained earnings	228,961	251,979
Treasury stock, at cost; 1,433 and 662 shares, respectively	(52,634)	(20,733)
Deferred stock compensation	(5,645)	(7,170)
Accumulated other comprehensive income	7,917	9,353

Total stockholders’ equity	1,412,736	1,433,410

Total liabilities and stockholders’ equity	$2,231,411	$2,307,353

(1)	The Company’s fiscal year and first quarter ends on the Saturday nearest to October 31 and January 31, respectively. For presentation purposes, the unaudited condensed consolidated financial statements refer to a calendar month end.

(2)	All common share data for all periods presented are adjusted to reflect the Company’s two-for-one stock split completed on September 23, 2003.